UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 10, 2008

MEADE INSTRUMENTS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22183 (Commission File Number)	95-2988062 (IRS Employer Identification No.)

6001 Oak Canyon Irvine, California (Address of principal executive offices)		92618-5200 (Zip Code)

(949) 451-1450

Registrant’s telephone number, including area code

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2008, Meade Instruments Corp. (“Meade” or the “Company”) entered into an Executive Retention Agreement with each of the Company’s four executive officers; specifically, Mr. Steven L. Muellner, the Company’s President and CEO; Mr. Paul E. Ross, the Company’s Senior Vice President – Finance and CFO; Mr. Robert L. Davis, the Company’s Senior Vice President – Sales; and Mr. Donald W. Finkle, the Company’s Senior Vice President – Operations (collectively, the “Executives,” and each an “Executive”).

Pursuant to the terms and conditions of the Executive Retention Agreements, which have a term from January 10, 2008 to December 31, 2008, the Executives will be entitled to receive collectively one and one half percent (1.5%) (“Retention Award Amount”) of the Transaction Value (as defined in the Executive Retention Agreements) of any Major Transaction occurring during the term thereof.  A Major Transaction is defined in the Executive Retention Agreements as: (i) a sale of 75% or more of the revenue generating assets of the Company; (ii) the acquisition of securities representing 75% or more of the voting power of the Company; or (iii) a reorganization or merger of the Company.  Each of the Executives is entitled to receive a percentage of the Retention Award Amount as follows: Mr. Muellner – 50%, Mr. Ross – 25%, Mr. Davis – 12.5%, and Mr. Finkle 12.5% (each, the “Executive Percentage”).  In addition, if the Company sells substantially all of the assets of a Division (as defined in the Executive Retention Agreements) or capital stock of a subsidiary of the Company (collectively, a “Division Sale”), and all or a portion of the proceeds of such Division Sale are distributed to the stockholders of the Company (the “Distribution Amount”), then the Executives are entitled to 1.5% of the Distribution Amount allocated pursuant to their respective Executive Percentage.  Each of the Executives is entitled to the benefits set forth above if they are employed by the Company at the time of the closing of the Major Transaction or Division Sale, or if they were employed by the Company within the previous 180 days of such Major Transaction or Division Sale and such Executive’s termination from employment was a result of a Qualifying Separation (as defined in the Executive Retention Agreements).  The Executive Retention Agreements also provide that (i) if there is a Major Transaction during the term thereof, or (ii) if an Executive’s employment is terminated as a result of a Qualifying Separation, then all equity awards, including any outstanding stock options or restricted stock, owned by the Executive shall become fully vested and exercisable.  In addition to the Retention Pay to be received by each Executive, in the event an Executive is terminated during the term of the Executive Retention Agreement as a result of a Qualifying Separation in connection with a Major Transaction, then notwithstanding the terms and conditions otherwise set forth in the Executive’s Employment Agreement, any severance payment to be made to the Executive pursuant to the Employment Agreement shall be paid to Executive in a lump sum at the same time as the payment of the Retention Pay.  In order to receive any payment under the Executive Retention Agreements, if any Executive is terminated from his employment with the Company as a result of a Qualifying Separation, then such Executive must execute and deliver an enforceable Release (as described in the Executive Retention Agreements).  A copy of the Executive Retention Agreements between the Company and Messrs. Muellner, Ross, Davis and Finkle are attached hereto as Exhibits 10.102, 10.103, 10.104, and 10.105, respectively, and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits to this Current Report are listed in the Exhibit Index set forth elsewhere herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2008	MEADE INSTRUMENTS CORP.

/s/ Paul E. Ross
Paul E. Ross,
Senior Vice President - Finance and CFO

EXHIBIT INDEX

Exhibit No.	Description

10.102	Executive Retention Agreement, dated as of January 10, 2008, by and between the Company and Mr. Steven L. Muellner.

10.103	Executive Retention Agreement, dated as of January 10, 2008, by and between the Company and Mr. Paul E. Ross.

10.104	Executive Retention Agreement, dated as of January 10, 2008, by and between the Company and Mr. Robert L. Davis.

10.105	Executive Retention Agreement, dated as of January 10, 2008, by and between the Company and Mr. Donald W. Finkle.